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                                                                    EXHIBIT 23.4

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of U.S. Bancorp of our report dated April 13, 2001 relating to the consolidated financial statements of U.S. Bancorp and its subsidiaries, which appears in the Current Report on Form 8-K of U.S. Bancorp dated April 17, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 31, 2001



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